      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 26, 1998
                                                       REGISTRATION NO. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             ----------------------

                              FLOWSERVE CORPORATION
             (Exact name of registrant as specified in its charter)

              NEW YORK                                   31-0267900
   (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

--------------------------------------------------------------------------------
                      222 LAS COLINAS BOULEVARD, SUITE 1500
                               IRVING, TEXAS 75039
                    (Address of Principal Executive Offices)

--------------------------------------------------------------------------------
                           THE DURIRON COMPANY, INC.,
                   PUMP AND FOUNDRY DIVISIONS HOURLY EMPLOYEES
                             SAVINGS AND THRIFT PLAN

--------------------------------------------------------------------------------

                              RONALD F. SHUFF, ESQ.
                 VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                              FLOWSERVE CORPORATION
                      222 LAS COLINAS BOULEVARD, SUITE 1500
                               IRVING, TEXAS 75039
                                 (972) 443-6500
 (Name, address and telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE



====================================================================================================================
                                                                    Proposed         Proposed
         TITLE OF EACH CLASS OF                   Amount to          maximum          maximum          Amount of
       SECURITIES TO BE REGISTERED              be registered     offering price     aggregate      registration fee
                                                                        per           offering
                                                                     security          price
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.25 per share(1)....  50,000 shares           N/A           $ 1,284,375(2)         $378.89
====================================================================================================================

(1) This Registration Statement also covers the associated preferred stock purchase rights (the "Rights") issued pursuant to a Rights Agreement dated as of August 1, 1986, and amended as of August 1, 1996 and as of June 1, 1998, between the Registrant and National City Bank, as Rights Agent. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Registrant's Common Stock.

(2) Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act of 1933 (the "Securities Act"), the proposed maximum aggregate offering price of the Registrant's Common Stock was calculated in accordance with Rule 457(c) and (h) under the Securities Act as the average of the high and low prices per share of the Registrant's Common Stock on June 23, 1998 as reported on the New York Stock Exchange, multiplied by 50,000, the number of shares of the Registrant's Common Stock to be offered or sold pursuant to the employee benefit plan described herein.


================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Flowserve Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement on Form S-8 (the "Registration Statement") the following documents previously filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

         (c) The description of the Registrant's Common Stock contained in the Registration Statement filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.


         All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

               Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

               None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Business Corporation Law of the State of New York ("BCL") provides that if a derivative action is brought against a director or officer, the Registrant may indemnify him or her against amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in connection with the defense or settlement of such action, if such director or officer acted on good faith for a purpose which he or she reasonably believed to be in the best interests of the Registrant, except that no indemnification shall be made without court approval in respect of a threatened action, or a pending action settled or otherwise disposed of, or in respect of any matter as to which such director or officer has been found liable to the Registrant. In a nonderivative action or threatened action, the BCL provides that the Registrant may indemnify a director or officer against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in defending such action if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the Registrant.

         Under the BCL, a director or officer who is successful, either in a derivative or nonderivative action, is entitled to indemnification as outlined above. Under any other circumstances, such director or officer may be indemnified only if certain conditions specified in the BCL are met. The indemnification provisions of the BCL are not exclusive of any other rights to which a director or officer seeking indemnification may be entitled pursuant to the provisions of the certificate of incorporation or the by-laws of a corporation or, when authorized by such certificate of incorporation or by-laws, pursuant to a shareholders' resolution, a directors' resolution or an agreement providing for such indemnification.

         The above is a general summary of certain indemnity provisions of the BCL and is subject, in all cases, to the specific and detailed provisions of Sections 721-725 of the BCL.

         Article IX, Section 1 of the Registrant's By-laws provide that the Registrant shall indemnify any present or future director or officer from and against any and all liabilities and expenses to the maximum extent permitted by the BCL as the same presently exists or to the greater extent permitted by any amendment hereafter adopted.

         Section 726 of the BCL also contains provisions authorizing the Registrant to obtain insurance on behalf of any such director and officer against liabilities, whether or not the Registrant would have the power to indemnify against such liabilities. As permitted by law, the Registrant maintains and pays premiums for directors' and officers' liability insurance policies.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

ITEM 8.  EXHIBITS


       EXHIBIT
        NUMBER                         DESCRIPTION

         4.1 Restated Certificate of Incorporation of the Registrant, as amended (filed as Exhibit 3.1 to the Registration Statement on Form S-4 as filed on June 19, 1997 (the "Form S-4")).*

         4.2 By-Laws of the Registrant, as amended (filed as Exhibit 3.2 to the Form S-4).*

         4.3 Rights Agreement dated as of August 1, 1986 between the Registrant and BankOne, N.A., as Rights Agent (filed as
                  Exhibit 1 to the Registrant's Form 8-A dated August 13,
                  1986).*

         4.4 Amendment dated as of August 1, 1996 to the Rights Agreement dated as of August 13, 1986 (filed as Exhibit 4.5 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996).*

         4.5 Amendment No. 2 dated as of June 1, 1998, to the Rights Agreement dated as of August 13, 1986, and amended as of August 1, 1996 (filed as Exhibit 1 to the Registrant's Form 8-A/A dated June 11, 1998).*

         4.6 The Duriron Company, Inc., Pump and Foundry Divisions Hourly Employees Savings and Thrift Plan.

         5.1      Opinion of Ronald F. Shuff.

        23.1      Consent of Ronald F. Shuff (included in Exhibit 5.1).

        23.2      Consent of Ernst & Young LLP

        23.3      Consent of Price Waterhouse LLP

        24.1      Powers of Attorney


                  ----------------------

                      * Incorporated by reference to a document previously filed with the SEC.

ITEM 9.  UNDERTAKINGS

          (a)  Rule 415 offering. The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Act");

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Subsequent Exchange Act Documents. That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Indemnification. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on the 25th day of June 1998.

                                       Flowserve Corporation
                                       (Registrant)


                                       By: /s/ Ronald F. Shuff
                                           -------------------------------------
                                           Ronald F. Shuff
                                           Vice President, Secretary and General
                                           Counsel

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on June 10, 1998 in the capacities and on the date indicated.

/s/BERNARD G. RETHORE*
--------------------------------
         Bernard G. Rethore        Chairman of the Board         June 25, 1998

/s/ WILLIAM M. JORDAN*
--------------------------------
         William M. Jordan         Director                      June 25, 1998


--------------------------------
         Hugh K. Coble             Director                      June 25, 1998

/s/ DIANE C. HARRIS*
--------------------------------
         Diane C. Harris           Director                      June 25, 1998

/s/ GEORGE T. HAYMAKER*
--------------------------------
         George T. Haymaker        Director                      June 25, 1998


--------------------------------
         Michael F. Johnston       Director                      June 25, 1998

/s/ CHARLES M. RAMPACEK*
--------------------------------
         Charles M. Rampacek       Director                      June 25, 1998


--------------------------------
         James O. Rollans          Director                      June 25, 1998

/s/ WILLIAM C. RUSNACK*
--------------------------------
         William C. Rusnack        Director                      June 25, 1998

/s/ KEVIN E. SHEEHAN*
--------------------------------
         Kevin E. Sheehan          Director                      June 25, 1998


--------------------------------
         R. Elton White            Director                      June 25, 1998

* By:  /s/ RONALD F. SHUFF
--------------------------------
         Ronald F. Shuff
         Attorney-in-fact

                                  EXHIBIT INDEX




       EXHIBIT
        NUMBER                         DESCRIPTION
       -------                         -----------
         4.1      Restated Certificate of Incorporation of the Registrant, as
                  amended (filed as Exhibit 3.1 to the Registration Statement on
                  Form S-4 as filed on June 19, 1997 (the "Form S-4")).*

         4.2 By-Laws of the Registrant, as amended (filed as Exhibit 3.2 to the Form S-4).*

         4.3      Rights Agreement dated as of August 1, 1986 between the
                  Registrant and BankOne, N.A., as Rights Agent (filed as
                  Exhibit 1 to the Registrant's Form 8-A dated August 13,
                  1986).*

         4.4 Amendment dated as of August 1, 1996 to the Rights Agreement dated as of August 13, 1986 (filed as Exhibit 4.5 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996).*

         4.5      Amendment No. 2 dated as of June 1, 1998, to the Rights
                  Agreement dated as of August 13, 1986, and amended as of August 1, 1996 (filed as Exhibit 1 to the Registrant's Form
                  8-A/A dated June 11, 1998).*

         4.6      The Duriron Company, Inc., Pump and Foundry Divisions Hourly
                  Employees Savings and Thrift Plan.

         5.1      Opinion of Ronald F. Shuff.

        23.1      Consent of Ronald F. Shuff (included in Exhibit 5.1).

        23.2      Consent of Ernst & Young LLP

        23.3      Consent of Price Waterhouse LLP

        24.1      Powers of Attorney

----------------------

* Incorporated by reference to a document previously filed with the SEC.